UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HASBRO, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP ALTA FOX SPV 3, LP ALTA FOX SPV 3.1, LP ALTA FOX GENPAR, LP ALTA FOX EQUITY, LLC ALTA FOX CAPITAL MANAGEMENT, LLC CONNOR HALEY MARCELO FISCHER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

Alta Fox uploaded the following material to www.strengthenhasbro.com:

STRENGTHEN HASBRO
HOME | ABOUT ALTA FOX | THE CASE TO STRENGTHEN HASBRO | OUR IDEAS | NOMINEES | PLAYERS | RESOURCES

RESOURCES

KEY MATERIALS

Alta Fox Recommends Shareholders Vote the GOLD Proxy to Elect a Capital Allocation and Disclosure Expert to Hasbro's Board | **June 2, 2022**

Alta Fox Supplemental Proxy Statement | **May 31, 2022**

Alta Fox Issues Letter to Shareholders Regarding the Need to Elect a Capital Allocation and Disclosure Expert to Hasbro's 13-Member Board | **May 31, 2022**

Alta Fox Responds to Hasbro's Recent Presentation and Reinforces the Urgent Need for Boardroom Change at the 2022 Annual Meeting | **May 18, 2022**

Presentation: The Urgent Case for Replacing Three Long-Tenured Members of Hasbro's 13-Member Board | **May 11, 2022**

Alta Fox Releases Presentation Detailing the Case for Change in Hasbro's Boardroom Following Years of Poor Capital Allocation and Underperformance | **May 11, 2022**

Alta Fox's Letter to Hasbro Shareholders | **April 27, 2022**

Alta Fox's Definitive Proxy Statement | **April 27, 2022**

Alta Fox Files Definitive Proxy Statement and Sends Letter to Hasbro Shareholders | **April 27, 2022**

Alta Fox Urges Hasbro to Address Critical Questions Pertaining to its Corporate Governance and Strategic Priorities on Q1 2022 Earnings Call | **April 18, 2022**

Alta Fox's Preliminary Proxy Statement | **April 5, 2022**

Alta Fox Comments on Hasbro's Decision to Initiate a Defensive and Reactionary Board Expansion as Shares Trade Near 52-Week Low | **April 4, 2022**

Alta Fox Director Candidates Q&A | **March 7, 2022**

Alta Fox Capital Management Releases Q&As with its Five Director Candidates Standing for Election at Hasbro's 2022 Annual Meeting | **March 7, 2022**

Alta Fox Capital Management Nominates Five Highly Qualified and Independent Candidates for Election to Hasbro's Board of Directors | **February 17, 2022**

The Alta Fox Path to 100%+ Upside | **February 17, 2022**

Alta Fox's Video on Hasbro | **February 17, 2022**

RELEVANT MEDIA COVERAGE

The Wall Street Journal | Hasbro Activist Begins Proxy Fight, Urges Wizards Unit Spinoff

Bloomberg | Activist Behind Hasbro Spinoff Push Is a Gamer With Gripes

CNBC | Hasbro activist wants toy company to spin off Wizards of the Coast, add new board members

Yahoo! Finance | Hasbro's board 'needs to face the reality of the underperformance,' Alta Fox executive says

Providence Business First | Activist investor pressures Hasbro to split into two, slash executive pay

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